                                 EXHIBIT (10) n.


                        AMENDMENT TO SETTLEMENT AGREEMENT

     This Agreement is made as of May 6, 1998 between First Community Financial Group ("FCFG"), First Community Bank ("Bank"), and Michael D. Edwards and Marieke G. Edwards (collectively, "Edwards").

                                   BACKGROUND

     The parties entered into a Settlement Agreement in August, 1997, a copy of which is attached as Exhibit A. Since entering into the Settlement Agreement, disputes have arisen between the parties which they desire to resolve by entering into this Amendment to the Settlement Agreement.

                                      TERMS

The Settlement Agreement is hereby supplemented and amended as follows.

1. Concurrently with execution of this Amendment, Edwards shall execute a Stock Purchase and Sale Agreement in the form attached as Exhibit B. The Stock Purchase and Sale Agreement obligates Edwards to exercise the stock options described in paragraph 5 of the Settlement Agreement and sell the stock underlying the options to certain officers and directors of FCFG and the Bank.

2. From and after the date of this Amendment, Edwards promises not to attend any annual meeting of the Bank, either personally or by proxy, and promises not to exercise any voting rights as to the shares of FCFG stock he presently owns or which he will hereafter acquire upon exercise of his stock options. Edwards also promises not to exercise any other rights he may have as a shareholder of FCFG.

3. Edwards agrees that except to the extent that he must exercise the stock options described above to perform the attached Stock Purchase and Sale Agreement, he will not acquire record or beneficial ownership of any shares of FCFG.

4. Edwards acknowledges that if he breaches paragraphs 13, 14, or 22 of the Settlement Agreement, FCFG and Bank are likely to suffer significant injury and damage which would be very difficult if not impossible to quantify. FCFG and Bank acknowledge that if either of them breach paragraph 22 of the Settlement Agreement, Edwards is also likely to suffer significant injury and damage which would be very difficult if not impossible to quantify. Consequently, from and after the date of this Amendment, if Edwards takes any action which breaches paragraphs 13, 14, or 22 of the Settlement Agreement or FCFG or Bank takes any action which breaches paragraph 22 of the Settlement Agreement, the breaching party shall pay the non-breaching party liquidated damages of $25,000 per occurrence within ten (10) days after the breach is established.

5. If one of the parties believes another has breached paragraphs 13, 14, or 22, such party shall notify the party alleged to have breached in writing that a breach has occurred and describe the breach with specificity. If the party alleged to have breached fails to pay the liquidated damages amount within ten (10) days of receipt of this notice, the parties agree to submit any such disputes to binding arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Either party may commence the arbitration. If the parties are unable to agree upon an arbitrator, the arbitrator shall be appointed by the American Arbitration Association. The parties agree that the substantially prevailing party in arbitration shall be entitled to recover its/their costs and reasonable attorneys' fees from the other party(ies).

6. Bank and FCFG release Edwards, and Edwards releases Bank and FCFG from any claims they have or may have against one another for breach of the Settlement Agreement on or before the date of this Amendment, whether known or unknown. By executing this Amendment, neither party admits or acknowledges that it has breached the Settlement Agreement.

7. Each party shall pay one-half of the cost of the April 21, 1998 mediation and bear its own attorney's fees and other costs.

8. Except as amended herein, the Settlement Agreement remains in full force and effect, including but not limited to the confidentiality provisions which shall apply to this Amendment. If FCFG determines that it must file this Amended Settlement Agreement with the SEC, Edwards agrees that such filing will not breach the Settlement Agreement and that FCFG need not seek Confidential Treatment of this Amended Settlement Agreement from the SEC.

                                        FIRST COMMUNITY BANK


Date:   May 11, 1998                    By   /s/ Ken F. Parsons
     --------------------                 ---------------------------------

                                        Its CEO
                                           --------------------------------

                                        FIRST COMMUNITY FINANCIAL GROUP

Date:   May 11, 1998                    By  /s/ Ken F. Parsons
     --------------------                 ---------------------------------

                                        Its CEO
                                           --------------------------------


Date:   May 6, 1998                         /s/ Michael D. Edwards
     --------------------               -----------------------------------
                                        MICHAEL D. EDWARDS

Date:   May 6, 1998                       /s/ Marieke G. Edwards
     --------------------               -----------------------------------
                                        MARIEKE  G. EDWARDS


2